Exhibit 10.1

AGREEMENT TO CONVERT CERTAIN PROMISSORY NOTES

This Agreement (the “Agreement”) dated as of [______] __, 2014, by and among Good Earth Energy Conservation, Inc. (“Good Earth”), eFleets Corp. (the “Company”) and [______] (the “Holder”).

WHEREAS, the Holder was issued the Secured Convertible Promissory Notes as set forth on Exhibit “A” attached hereto (collectively referred to herein as the “Notes”);

WHEREAS, the Notes are convertible into the number of shares of the Company’s restricted Common Stock as set forth on Exhibit A;

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission (Securities and Exchange file number 333-195673 (the “Registration Statement”) with respect to an underwritten public offering (the “Offering”);

WHEREAS, upon the closing of the Offering, the Holder desires to convert all of the Notes into the Company’s restricted Common Stock as set forth in Exhibit A;

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

CONVERSTION OF THE NOTE

1.           Conversion of the Notes. Provided that the closing of the Offering occurs on or before [____], upon the closing of the Offering and without any further action or consent of the Holder, the Company or Good Earth, the Notes shall automatically be converted into the number of the Company’s restricted Common Stock set forth on Exhibit A attached and at such time such Notes will be deemed null and void and of no further effect. If the Offering does not close by [____], 2014, the Notes shall continue to be outstanding until converted by the Holder, repaid by the Company or otherwise satisfied. For avoidance of doubt the conversion price used to determine how many shares of the Company’s restricted Common Stock shall be issued to the Holder upon conversion of the Notes shall be equal to the per share price of the Common Stock sold in the Offering provided that if such price is more than the current conversion price of the Notes then the conversion price will be the current conversion price of the Notes.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.           Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a)          The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

(b)          This Agreement has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF HOLDER

3.           Representations and Warranties of Holder.

The Holder hereby represents and warrants to the Company as follows:

(a) Authority. This Agreement has been duly executed by Holder, and when delivered by Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Holder understands that the shares of the Company’s Common Stock being issued upon conversion of the Notes (the “Shares”) are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Shares as principal for Holder’s own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Holder’s right to sell the Shares pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c) Holder’s Status. Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Holder has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Holder’s business or financial experience Holder is capable of evaluating the risks and merits of this investment and of protecting Holder’s own interests in connection with an investment in the Shares.

(d) Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Holder is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Receipt of Information. Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Holder further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

ARTICLE 4

MISCELLANEOUS

4.1            Delivery of Shares. Within fifteen days of the Closing of the Offering, the Company shall deliver to the Holder shares representing the Shares purchased pursuant to this Agreement.

4.2           Further Assurances By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby. Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby and, in the case of the Company, to ensure that Holder receive in full the benefits of the equity interests to which they are entitled hereby.

4.3           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i)	To the Company:

eFleets Corporation

7660 Pebble Drive, Fort Worth

Texas, Texas 76118

Fax Number (817) 616-3162

Attention: James Emmons

(ii)	To Holder: As set forth on the signature page to this Agreement.

Each notice or other communication shall be deemed to have been given on the date received.

4.4           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

4.5           Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

4.6           Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

4.7           Governing Law and Jurisdiction. This Agreement and all issues arising out of this Agreement will be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any action brought concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State of New York. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

4.8           Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

4.9           Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above

THE COMPANY:

eFLEETS CORPORATION

By:
Name: James R. Emmons
Title: Chief Executive Officer

GOOD EARTH ENERGY CONVERATION

HOLDER:

Address for notice to the Holder:

Fax Number for the Holder:

EXHIBIT A

Name of Noteholder	Amount of Note (principal amount only)	Number of shares of restricted common stock of the eFleets Corporation to be issued upon conversion of the Note
[____]	$[____]	[____]